Exhibit 10.1 (ak)

AMENDMENT NUMBER 6
TO
THE SAUER-DANFOSS EMPLOYEES’
SAVINGS PLAN
(As Amended and Restated Effective January 1, 1997)

By virtue and in exercise of the amending power reserved to Sauer-Danfoss (US) Company (the “Company”) by Section 14.1 of Sauer-Danfoss Employees’ Savings Plan as amended and restated effective January 1, 1997 (the “Plan”) and pursuant to the authority delegated to the undersigned officer of the Company by the Employee Benefits Committee of the Company, the Plan is hereby amends and, effective as of January 1, 2002, by adding the following sentence to Section 13.5 of the Plan to follow immediately after paragraph (e) thereof:

“The Plan Benefit Committee may designate certain transactions to be effected through a telephonic or other electronic medium, in which case notice shall be given, or an election shall be made, when the required information is properly entered by the Participant in the telephonic or electronic system, and an application shall be deemed approved, where necessary, when amounts are disbursed to the Participant or Beneficiary in accordance with such system.”

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf this Amendment Number 6, this 24 day of July, 2002.

SAUER DANFOSS (US) COMPANY

By:	/s/ Kenneth P. McCuskey
Kenneth P. McCuskey
Vice President Finance